EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3 of (i) our report dated March 6, 1998 appearing on page 36 of The Vincam Group, Inc.'s Annual Report on Form 10-K, as amended by Form 10-K/A No. 1, (ii) our report dated February 21, 1997 appearing on page 31 of The Vincam Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996, (iii) our report dated February 21, 1997 which appears on page 3 of the Current Report on Form 8-K dated May 8, 1997, (iv) our report dated February 21, 1997, except as to the pooling of interest with Amstaff, Inc., which is as of June 30, 1997, which appears on page 3 of the Current Report on Form 8-K dated November 5, 1997 and (v) our report dated February 21, 1997, except as to the pooling of interest with Amstaff, Inc., which is as of June 30, 1997, except as to the three-for-two stock split, which is as of November 21, 1997, and except as to the pooling of interest with Staffing Network, Inc., which is as of December 1, 1997, which appears on pages 3-4 of Amendment No.1 to the Current Report on Form 8-K dated December 1, 1997. We also consent to the reference to us under the heading "Experts" in the prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-3.

/s/ PRICE WATERHOUSE LLP



Miami, Florida
April 7, 1998